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                                                                    EXHIBIT 10.8

                             CALLIDUS SOFTWARE INC.
                          EMPLOYEE STOCK PURCHASE PLAN

         SECTION 1. Purpose of the Plan.

         The purpose of this Employee Stock Purchase Plan (the "PLAN") is to give eligible employees of Callidus Software Inc. (the "COMPANY") and its subsidiaries the ability to share in the Company's future success. The Company expects that it and its stockholders will benefit from the added interest which such eligible employees will have in the welfare of the Company as a result of their increased equity interest in the Company's success. The Plan is intended to qualify under Section 423 of the Code (as defined below).

         SECTION 2. Definitions.

         The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

         (a)      "BOARD" means the board of directors of the Company.

         (b) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         (c) "COMMITTEE" means a committee of the Board designated by the Board to administer the Plan. If no committee is so designated by the Board, the full Board shall be the Committee hereunder.

         (d) "COMMON STOCK" means the common stock, par value $0.001, of the Company.

         (e) "COMPENSATION" means base salary and commissions prior to any reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125, 132 or 402(g) of the Code. Notwithstanding the foregoing, "Compensation" shall exclude severance pay, bonuses, retirement income, change in control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

         (f) "CORPORATE TRANSACTION" means (i) a merger of the Company with or into another corporation (other than a merger whose sole purpose is to change the state of the Company's incorporation or a merger as a result of which the direct or indirect stockholders of the Company immediately prior to such merger or consolidation hold, directly or indirectly, less than 50% of the voting power of the surviving entity); (ii) the sale of substantially all of the assets or stock of the Company, or (iii) the complete liquidation or dissolution of the Company.

         (g)      "ENROLLMENT DATE" means the first date of an Offering Period.

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         (h)      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

         (i) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or if such date is not a trading date, on the previous trading date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                           (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

         (j) "IPO" means the initial public offering of the Common Stock pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission.

         (k) "MAXIMUM SHARE AMOUNT" means subject to applicable law, the maximum number of Shares that a Participant may purchase on any given Purchase Date.

         (l) "NEW PURCHASE DATE" means the purchase date established pursuant to Section 12 of the Plan.

         (m) "OFFERING PERIOD" means a period of approximately 12 months consisting of two consecutive Purchase Periods, as set forth in Section 7, or such other period as the Committee may determine in its sole discretion.

         (n) "OPTION" means an option granted pursuant to Section 7 of the Plan.

         (o) "PARTICIPANT" means an eligible employee of the Company or a Participating Subsidiary who participates in the Plan.

         (p) "PARTICIPATING SUBSIDIARY" means a Subsidiary that is selected to participate in the Plan by the Committee in its sole discretion.

         (q) "PAYROLL DEDUCTION ACCOUNT" means an account to which payroll deductions of a Participant are credited under Section 8(c) of the Plan.

         (r) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, but excluding any of the Company, any

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Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

         (s)      "PURCHASE DATE" means the last trading day of a Purchase
Period.

         (t) "PURCHASE PERIOD" means the approximately six-month period, or such other period as the Committee may determine in its sole discretion, commencing on February 16 and August 16 of each year and ending with the next Purchase Date. The first Purchase Period shall be lengthened by commencing on the first trading day on or after the date of the IPO and ending on the last trading day before August 16, 2004, unless otherwise determined by the Committee.

         (u) "PURCHASE PRICE" means, with respect to each Share, 85% of the lesser of (i) the Fair Market Value of a Share on the Enrollment Date and (ii) the Fair Market Value of a Share on the Purchase Date.

         (v)      "SHARE" means a share of Common Stock.

         (w) "SUBSIDIARY" means any corporation, partnership, joint venture or other legal entity of which the Company owns directly or indirectly, more than 50% of the total combined voting power of all classes of stock or other equity interests of such entity.

         SECTION 3. Shares Subject To The Plan.

         The total number of shares of Common Stock subject to the Plan is 1,200,000, plus an annual increase to be added on July 1 of each year during the term of the Plan beginning July 1, 2004, in an amount equal to the lesser of (i) 1,200,000 shares, (ii) 2.0% of the outstanding shares of Common Stock on the last day immediately preceding such date or (iii) a lesser amount determined by the Board. The Shares will consist in whole or in part of authorized but unissued Shares or treasury Shares, including Shares purchased on the open market or otherwise.

         SECTION 4. Administration.

         (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) interpret and administer the Plan; (iii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable; and (v) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

         (b) All decisions of the Committee shall be final, conclusive and binding upon all persons.

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         SECTION 5. Eligibility.

         Any individual who is employed by the Company or a Participating Subsidiary on a given Enrollment Date is eligible to participate in the Plan, subject to limitations imposed by Section 423 of the Code. Notwithstanding the foregoing, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its Subsidiaries.

         SECTION 6. Election to Participate.

         Pursuant to procedures set forth by the Committee, Participants may elect to participate in a given Offering Period under the Plan prior to the Enrollment Date for such Offering Period. Enrollments shall remain in effect for subsequent Offering Periods, except as provided herein. A Participant shall not be enrolled in more than one Offering Period at any time.

         SECTION 7. Offering Periods; Grant of Option on Enrollment; Purchase of Shares.

         (a) The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on each February 16 and August 16, or as otherwise determined by the Committee, except that the first Offering Period shall be lengthened by commencing on the first trading day on or after the IPO and ending on the last trading day before February 16, 2005, unless otherwise determined by the Committee.

         (b) With respect to an Offering Period, each Participant enrolled in such Offering Period shall be granted as of the Enrollment Date an Option to purchase on each Purchase Date during the Offering Period a number of Shares equal to the lesser of (i) the Maximum Share Amount or (ii) the number determined by dividing (A) the amount expected to be accumulated in such Participant's Payroll Deduction Account as of a Purchase Date, pursuant to the election made under Section 8, by (B) the Fair Market Value of a Share on the Enrollment Date.

         (c) In the event that the Committee determines that the number of Shares that may be purchased on a Purchase Date may exceed the number of Shares available under Section 3, the Committee may in its discretion provide for a pro rata purchase on the Purchase Date, and may continue or terminate any Offering Periods then in effect.

         SECTION 8. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

         (a) Payroll deductions shall be made on each day that a Participant is paid during an Offering Period in respect of a payroll period commencing after the Enrollment Date. The deductions shall be made as a percentage of the Participant's Compensation in 1% increments, from 1% to 15% of such Participant's Compensation, as elected by the

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Participant; provided that, in accordance with Section 423(b)(8) of the Code and the regulations thereunder, no Participant shall be permitted to accrue rights to purchase Shares under this Plan (and any other employee stock purchase plan of the Company or any of its Subsidiaries) with an aggregate Fair Market Value (as determined as of the date the applicable option is granted) in excess of $25,000 for each calendar year in which such option is outstanding at any time.

         (b) A Participant may discontinue his or her participation in the Plan as provided in Section 9, or may change the rate of his or her payroll deductions during an Offering Period by completing and filing with the Company a new authorization for payroll deduction, subject to clause (a) above. The Committee may, in its discretion, limit the number of participation rate changes in any Offering Period. The change in rate shall be effective as soon as administratively feasible following the Company's receipt of the new authorization.

         (c) All payroll deductions made with respect to a Participant shall be credited to the Participant's Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and no interest shall accrue on the amounts credited to such Payroll Deduction Account. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Except to the extent provided by the Committee, a Participant may not make any separate cash payments into such Participant's Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.

         (d) On each Purchase Date, all funds then in the Participant's Payroll Deduction Account shall be applied to purchase Shares (or fractions thereof) pursuant to the automatic exercise of the Option granted on the Enrollment Date. The Committee may determine with respect to all Participants that any fractional shares shall be rounded down to the next lower whole share, in which event the resulting unused amount in any Participant's Payroll Deduction Account may be carried over into the next Purchase Period.

         (e) Certificates representing the Shares purchased by a Participant under the Plan shall be issued to the Participant as soon as practicable following the end of each Purchase Period, except that the Committee may determine that such Shares shall be held for each Participant's benefit by a broker designated by the Committee.

         (f) The Participant shall have no interest or voting right in the Shares covered by the Participant's Option until such Option is exercised and the covered Shares are registered in the name of the Participant.

         SECTION 9. Withdrawal.

         Each Participant may withdraw from participation prior to the end of an Offering Period or from the Plan in accordance with procedures set forth by the Committee. Upon a Participant's withdrawal from participation in respect of any Offering Period or from

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the Plan, all accumulated payroll deductions in the Payroll Deduction Account shall be returned, without interest, to such Participant, and such Participant shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan prior to the applicable Enrollment Date in accordance with the procedures set forth by the Committee.

         SECTION 10. Termination of Employment.

         A Participant shall cease to participate in the Plan upon the Participant's termination of employment for any reason (including death) and all accumulated payroll deductions in the Participant's Payroll Deduction Account shall be returned, without interest to such Participant (or Participant's estate, as applicable). For purposes of the Plan, transfers from the Company or a Participating Subsidiary to another Participating Subsidiary or to the Company, as the case may be, shall not be a termination of employment. Employment shall not be deemed to terminate when the Participant goes on a leave of absence approved by the Company in writing, unless otherwise required by the Code and the applicable regulations.

         SECTION 11. Automatic Transfer to Low Price Offering Period.

         To the extent permitted by any applicable laws and regulations, if the Fair Market Value of the Shares on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Shares on the Enrollment Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the purchase of their Shares on such Purchase Date and automatically re-enrolled in a new Offering Period as of the first business day after such Purchase Date.

         SECTION 12. Adjustments Upon Certain Events.

         Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

         (a) In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number or type of Shares or other securities issued or reserved for issuance pursuant to the Plan,
(ii) the Purchase Price and/or (iii) any other affected terms hereunder.

         (b) In the event of a Corporate Transaction, unless each outstanding Option shall be continued or assumed or an equivalent option substituted by the Company or the successor corporation or a parent or Subsidiary of the successor corporation, the Committee shall shorten any Offering Period then in progress by setting a New Purchase Date, which shall be before the date of the consummation of the Corporate Transaction.

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The Committee shall notify each Participant not less than 10 days prior to the
New Purchase Date that (i) a New Purchase Date has been set and (ii) the Participant's Option will be exercised automatically on the New Purchase Date unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9. Each Offering Period then in effect shall terminate on such New Purchase Date.

         SECTION 13. Nontransferability.

         Unless otherwise determined by the Committee, Options granted under the Plan shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution.

         SECTION 14. Legal Compliance.

         Shares shall not be issued hereunder unless the issuance and delivery of such Shares shall comply with all applicable laws and regulations, including the federal and state securities laws and the regulations of any stock exchange or other securities market on which the Company's securities are traded.

         SECTION 15. No Right to Employment.

       The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

         SECTION 16. Amendment or Termination of the Plan.

         (a) The Plan shall continue until the earliest to occur of the following: (i) termination of the Plan by the Board, (ii) issuance of all of the Shares reserved for issuance under the Plan or (iii) the tenth anniversary of the effective date of the Plan.

         (b) The Committee may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no amendment, alteration or discontinuation shall be made (x) without the approval of the stockholders of the Company if such amendment, alteration or discontinuation would (except as is provided in Section 12) increase the total number of Shares reserved for purposes of the Plan or as otherwise required by applicable laws or regulations, or (y) without the consent of a Participant, such amendment, alteration or discontinuation would materially diminish any of the rights or obligations under any Option theretofore granted to such Participant under the Plan.

         (c) Notwithstanding clause (y) of Section 16(b), the Committee may amend or terminate the Plan, including with respect to any Offering Periods then in effect, without consent of the Participants in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws or in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences for the Company.

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         (d)      Notwithstanding clause (y) of Section 16(b), the Committee shall have the power to change the duration and timing of Offering Periods (both before and after any Offering Period has commenced) and Purchase Periods. In no event, however, will any such Offering Period be longer than 27 months.

         SECTION 17. Taxes.

         At the time the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of, the Participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, which arise. At any time, the Company, may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

         SECTION 18. Governing Law.

         The Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws.

         SECTION 19. Effectiveness of the Plan.

         The Plan shall become effective as determined by the Board, subject to stockholder approval.

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